                                                                    EXHIBIT 10.9

                          SUPPLY AND PURCHASE AGREEMENT



                                  CAUSTIC SODA


BETWEEN :

"CHLORALP" a corporation organized under the laws of France , whose registered office is located at 25 Quai Paul Doumer, Courbevoie, France , hereinafter referred to as "ChlorAlp",

                                             on the one hand,

AND :

RHONE-POULENC CHIMIE, a Societe Anonyme organized under the laws of France, having a corporate capital of 2.692.300.400 French Francs, whose registered office is located at 25 Quai Paul Doumer, 92 408 Courbevoie, France, acting in its own name and in the name and on the behalf of the Affiliates indicated in
Schedule 2 attached hereto, for as long as they are Affiliates (as defined in Article 7.1. hereinbelow) of RPC, hereinafter collectively referred to as "RPC",

                                             on the other hand,

ChlorAlp and RPC being hereafter referred to as the "Parties" ;


WITNESSETH :

- whereas ChlorAlp operates at Pont de Claix (Isere) a unit producing chlorine and caustic soda products,
- whereas RPC operates several production units at Pont de Claix (Isere) and other sites in France, and needs regular supply of caustic soda for production of several products,

- whereas ChlorAlp and RPC wish to enter into a long-term supply and purchase agreement in order to provide RPC with caustic soda ;

ARTICLE 1 - OBJECT

The object of the present agreement (the "Agreement") is to define the terms and conditions according to which ChlorAlp shall supply RPC, and RPC shall purchase from ChlorAlp various grades of caustic soda, as indicated in Article 2.1. below and as defined with their respective specifications ( the " Specifications " ) in Schedule 1 of this Agreement (hereinafter the "Product").

ARTICLE 2 - SUPPLY AND PURCHASE OBLIGATIONS

2.1. Caustic Soda Grades

         Caustic Soda purchased from ChlorAlp by RPC under this Agreement shall be of different grades according to the various uses and sites of RPC concerned, i.e :

         -   Desalinated Caustic Soda ("Soude dessalee" ou "DS")
         -   Standard Caustic Soda ("Soude Standard")
         -   Mixed Caustic Soda ("Soude Melangee")
         -   Mercury Caustic Soda ("Soude Mercure")
         -   Diluted Mercury Caustic Soda ("Soude Diluee Mercure")
         -   Diluted Standard Caustic Soda ("Soude Diluee Standard")
         -   Electrolytic Caustic Soda ("Soude Electrolytique")

2.2. Quantity

         The quantity of Product, which ChlorAlp undertakes to supply to RPC, and which RPC undertakes to purchase from ChlorAlp, during each calendar year of the Term of this Agreement as defined in Article 6 hereafter is defined as follows (hereinafter the "Quantity" or "Q") :

         ChlorAlp undertakes to supply to RPC, and RPC undertakes to purchase from ChlorAlp, during each calendar year of the Term of this Agreement as defined in Article 6 hereafter, one hundred per cent (100 %) of the quantities of Caustic Soda (expressed as a 100 % NAOH ) needed by RPC for the captive use of any of its sites located in France (hereinafter the "Quantity" or "Q") .

         For the calendar year 1996, the annual Quantity of Caustic Soda was approximately [*] Metric Tons and for the calendar year 1997, the annual Quantity is estimated to be around [*] Metric Tons.

         For the implementation of this Article 2.1., the term "captive use" shall mean the use of the Product made by RPC exclusively for its internal requirements, existing during the Term of this Agreement, in any of its sites located in France.

2.3. Supply Program

         Each year, prior to October 31, RPC will notify to ChlorAlp of its estimated purchase requirements for the Product during the subsequent calendar year (the "Estimated Purchase Requirements"). The Estimated Purchase Requirements divided by 12 months shall constitute the basis for RPC's monthly orders, except during the months when turnarounds are conducted. Therefore, RPC shall not unreasonably by more than 20 % decrease or increase its monthly orders without prior notice to ChlorAlp.

         At least five business days before the first business day of month (m), RPC shall send to ChlorAlp firm orders for deliveries of Product for month (m) and shall communicate to ChlorAlp its best estimations of the quantities of Product planned to be ordered for the two following months (m + 1) and (m + 2), unless otherwise agreed between the Parties. The calendar for weekly deliveries shall be sent by RPC to ChlorAlp each Thursday at the latest for the following week, unless otherwise agreed between the Parties.

         RPC and ChlorAlp shall meet at the minimum twice a year with a view to exchanging mutual information on RPC 's demands and needs, to updating schedules and solving any difficulties in applying this Agreement.

2.4. Delivery

         Caustic Soda shall be delivered by pipe, truck or railcar either EXW Pont de Claix or DDP, as indicated in Schedule 2 attached hereto with reference to the purchase prices, to the various delivery sites indicated in the said Schedule 2, in accordance with the 1990 Incoterms published by the International Chamber of Commerce . Turnarounds . The Parties agree to coordinate in order to decide jointly the date and duration of the turnarounds of their respective Pont de Claix production units .










* Indicates information deleted based on a Confidential Treatment Request pursuant to Rule 406 under the Securities Act of 1933.

ARTICLE 3 - PRICE

3.1. The "Initial Price" ("P0") of the Product applicable during the fourth quarter of 1997 and to be paid by RPC to ChlorAlp is defined - before taxes and per metric ton - in Schedule 2 attached hereto.

3.2. Unless otherwise agreed upon between the Parties in specific cases, such Initial Price shall be revised for the first time on January 1st 1998, and thereafter quarterly, in accordance with the following revision formula :

                          [*]
       where :

         P(n) is the revised Price to be applied for the current quarter (n) (the "Revision Quarter").

         P(n - 1) : is the Price applied to the Product for quarter (n - 1) immediately preceding the Revision Quarter.

         H is the average value for a quarter of the monthly prices ( middle of the range ) of Caustic Soda in France as published in the Harrimann Chemsult Monthly Report.

         H (n - 1) is the value of H for quarter (n - 1) immediatly preceding the Revision Quarter.

         H (n - 2) is the value of H for quarter (n - 2) immediately preceding quarter (n - 1).

3.3. ChlorAlp shall invoice RPC on a monthly basis .

         Payment term shall be of thirty days, end of the month, the tenth, and made by bank transfer.

3.4. For purpose of this Section, Price and other prices of reference shall be set in accordance with the INCOTERMS 1990 , as set forth in Schedule 2 , and before taxes .















* Indicates information deleted based on a Confidential Treatment Request pursuant to Rule 406 under the Securities Act of 1933.

ARTICLE 4 - QUALITY . PRODUCT  WARRANTY.

ChlorAlp warrants that the Product shall comply with the specifications as described in Schedule 1 attached to the present Agreement (the
"Specifications"), and shall be free from defects and of good material and workman ship.

ChlorAlp shall be liable only for replacement of non-conforming lot of Product under the following conditions :

All claims by RPC for non-conforming Products shall be deemed waived unless made by RPC in writing within [twenty (20) days] from the delivery date of such Product .

If ChlorAlp agrees with RPC's claim, it will, at its expense, immediately replace the non-conforming lot of Product by a conforming lot of same.

If ChlorAlp does not agree with RPC's claim, either Party may request an expert appraisal by an independant laboratory, to determine whether said Product complies with said Specifications. The report of such independant laboratory shall be conclusive and binding on the Parties hereto. All expenses related to such appraisal shall be borne by the Party found in default .

RPC and ChlorAlp being "industrial of the same speciality", RPC acknowledge and agree that the above warranty constitutes its exclusive remedy and ChlorAlp's total liability for claims regarding any defective Product including but not limited to "hidden defaults" ("vices caches") and that ChlorAlp excludes any implied warranties of merchantability and fitness for a particular purpose and all other express or implied representations or warranties. RPC waives all other claims against ChlorAlp and ChlorAlp shall not be liable to RPC for any other direct or indirect damages .

All limitations on RPC's remedies and on ChlorAlp's liability shall survive the expiration, termination or cancellation of this Agreement.

ARTICLE 5 - TRANSFER OF TITLE AND RISK

Title to Caustic Soda and all risk for loss or any damage thereto shall pass to RPC as the Product passes in accordance with the terms of delivery referred to under Article 2.4 above .

ARTICLE 6 - TERM

This Agreement shall come into force on October 1st, 1997, and, except as provided in Article 7.2 below, shall remain in force for a period of five (5) years (the "Term").Unless terminated by either Party giving written notice to the other Party not less than one ( 1 ) year prior to the end of the Term , it shall be renewed automatically for an unlimited period. Thereafter , it shall be terminated by either Party giving at any time to the other Party not less than
(1) year prior written notice.

ARTICLE 7 - GENERAL PROVISIONS

7.1. Secrecy

       Each Party agree that all information disclosed to it by the other Party under the present Agreement (the "Information") shall be held and treated in the utmost and strictest confidence and neither Party shall use said Information to benefit itself or others, except for the purpose defined in Article 1 hereabove. The receiving Party shall not disclose any Information to a third Party unless ( i ) expressly authorized in writing to do so by the disclosing Party, which shall not unreasonably withhold its consent, provided, however, that, either Party may transmit any Information disclosed hereunder to any of its Affiliate or ( ii ) the disclosure of such Information is required by law, regulation, legal or judicial proceedings , further to a tax investigation or a request from any governmental or judicial authorities. Each Party shall be held accountable for the compliance of these Affiliates with the terms of this Article. For the implementation of this Agreement, the term "Affiliate" of either Party shall mean a company which, directly or indirectly, controls, is controlled by, or is under common control with said Party. "Control" shall mean the control as defined by Articles 355.1 and following of the law of July 24, 1996, on commercial companies.

       The Parties agree that, notwithstanding the preceding provision, the receiving Party shall be under no obligation with respect to any Information, which it can demonstrate that :

       - was, at the time of disclosure, available to the general public, or

       - became, at a later date, available to the general public through no fault of the receiving Party, or,

       -        was in it possession before receipt, or

       - was disclosed to it without restriction on disclosure by a third party which has the lawful right to disclose said Information.

       All obligations contained in this Article 7.1 shall survive for ten years after termination of the present Agreement.

7.2. Early Termination

       If either Party is in material breach of any of the terms and conditions contained herein, the Party not in default shall be entitled to terminate this Agreement forthwith upon giving notice in writing to the Party in default and specifying the nature of the default, provided that the Party in default shall not be entitled to rely on this provision. The Party in default shall have a ninety (90) day delay after receipt of such a notice to cure its default. Unless such default is cured no later than 90 days following the receipt of such notice, this Agreement may be terminated at the sole option of the Party giving such notice , provided that , in such case, the terminating Party shall give the Party in default a prior written termination notice within a thirty days delay following the expiration of the 90 days delay .

       Any such termination hereunder shall not prejudice any rights or benefits accrued prior to the date of termination.

7.3. Force Majeure

       Neither Party shall be held liable for any failure or delay in supplying or taking delivery of the Product in accordance with the terms and conditions of the present Agreement, where such failure or delay is due to circumstances beyond its reasonable control, including, without limitation, acts of God, regulations or acts of Government, strikes, lock-outs, explosions, implosions, fires, floods, wars, insurrections, riots, embargoes.

       The Party affected by said circumstances shall promptly notify the other Party of the existence thereof and shall use every reasonable effort to eliminate or correct the cause preventing performance of this Agreement as soon as possible.

       Should ChlorAlp, under such Force Majeure circumstances, have a shortfall of Caustic Soda, then ChlorAlp shall make its best efforts to minimize the consequences of such

       Force Majeure for RPC and to resume as promptly as possible its obligations under the present Agreement.

       When the reason for invoking Force Majeure has ceased to exist, the affected Party shall notify the other Party thereof and promptly resume its obligations under this Agreement.

7.4. First Priority Supply

       It is agreed upon between the Parties that in case ChlorAlp has a shortfall of Caustic Soda due to whatever reason, including Force Majeure circumstances, ChlorAlp shall at any time supply RPC 's requirements on a first priority basis.

7.5. Hardship

       In entering in this long-term Agreement, the Parties hereto agree that it is impracticable to make provision for every contingency which may arise during the term thereof, and the Parties hereby agree it to be their intention that this Agreement shall operate between them with fairness and without substantial and disproportionate prejudice to the interests of either, and that, if in the course of the performance of this Agreement unfairness or substantial and disproportionate prejudice to either Party is expected or disclosed, then the Parties will use their best endeavours to agree upon such action as may be necessary to remove or modify such unfairness or prejudice and to reestablish as much as possible the initial fairness of the present Agreement.

7.6. Assignment

       No Party shall assign this Agreement to any third party without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

       Notwithstanding the hereinabove provision, and provided that its assignee undertakes to take over all of its rights and obligations set forth in this Agreement, either Party hereto shall have the right to assign this Agreement, upon written notice to the other Party but without its prior written consent, to :

       - any of its Affiliates, provided that, in such case, (i) the assignor shall remain jointly and severally liable for enforcement by the assignee of its obligations under this

       Agreement, and (ii) if the assignee cease to be an Affiliate company of the assignor, this Agreement shall have to be reassigned by the assignee to the assignor ;

       - its successor in interest as a result of a statutory merger or consolidation, or to a company acquiring all or substantially all of its business including the part concerned by this Agreement.

7.7. Applicable Law

       This Agreement shall be governed by and construed and enforced in accordance with the laws of France.

       All disputes, differences, or controversies between the Parties arising out of or relating to this Agreement, including the performance, breach, validity or interpretation thereof, that can not be amicably resolved between them shall be exclusively and finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with said Rules. The arbitration proceedings shall take place in Paris and shall be conducted in French and/or in English.

ARTICLE 8 - MISCELLANEOUS

8.1. Entire Agreement

       This Agreement and the schedules attached hereto represent the entire understanding and agreement and supersedes all prior agreements, understandings or arrangements among the Parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement and duly signed by or on behalf of the Parties to this Agreement.

8.2. Waiver

       Failure by any Party to this Agreement to enforce complete and punctual performance of any obligation of the other Party shall not be deemed a waiver of such Party's right thereafter to enforce that or any other term hereof.

8.3. Severability

       If at any time subsequent to the Effective Date, any provisions of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.There will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

8.4. Notices

       Any notice or other communications required or permitted between the Parties hereunder shall be sufficiently given if in writing and personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, or if sent by facsimile transmission with confirmation of receipt addressed as follows or to such other address as the Parties shall have given notice of pursuant hereto :

ChlorAlp  :       Attn : General Manager
                  25 Quai Paul Doumer
                  92 408 Courbevoie

RPC :  Rhone-Poulenc Chimie S.A.
                  25 Quai Paul Doumer
                  92408 Courbevoie Cedex
                  Attn :  M.POLAUD


IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement, as of the day and year hereinafter written.

                                             made in  Paris
                                             on  October 17, 1997

RHONE-POULENC CHIMIE S.A                     CHLORALP



By : /s/ M. Polaud                           By : /s/ William G. Osborne
    --------------------------------             ------------------------------

Title : President                            Title :
       -----------------------------                ---------------------------
        RP Basic Industrial Products

                           SCHEDULE 1 - SPECIFICATIONS

                                  CAUSTIC SODA



                  Schedule 1 will be provided upon Request.


































* Indicates information deleted based on a Confidential Treatment Request pursuant to Rule 406 under the Securities Act of 1933.

                             SCHEDULE 2 - PRICES

                                     [*]






































* Indicates information deleted based on a Confidential Treatment Request pursuant to Rule 406 under the Securities Act of 1933.